INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of September __, 2017 by and between PRECISION OPINION, INC., a Nevada corporation (“Grantor”) and HERITAGE BANK OF COMMERCE, a California corporation (“Bank”).

Recitals

Bank has agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor (as amended from time to time, the “Loan Agreement”) dated of even date herewith. Capitalized terms used herein have the meaning assigned in the Loan Agreement. Bank is willing to make the financial accommodations to Grantor, but only upon the condition, among others, that Grantor grants to Bank a security interest in all of Grantor’s right title, and interest in, to and under all of the Collateral whether presently existing or hereafter acquired.

Now, Therefore, Grantor agrees as follows:

Agreement

To secure performance of Grantor’s obligations under the Loan Agreement, Grantor grants to Bank a security interest in all of Grantor’s right, title and interest in Grantor’s intellectual property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits). This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. Each right, power and remedy of Bank provided for herein or in the Loan Agreement shall not preclude the simultaneous or later exercise by Bank of any or all other rights, powers or remedies.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[remainder of this page intentionally left blank]

In Witness Whereof, the parties have caused this Intellectual Property Security Agreement to be duly executed as of the first date written above.

Address of Grantor:	PRECISION OPINION, INC.

101 Convention Center Drive, Plaza 125	By:
Las Vegas, NV 89109
Attn: Jim Medick, President	Print Name:

Title:

Address of Bank:	HERITAGE BANK OF COMMERCE

150 South Almaden Blvd.	By:
San Jose, California 95113
FAX: (408) 947-6910	Print Name:
Attn: Karla Schrader
Title:

Exhibit A

Copyrights

Please Check Box if No Copyrights Exist [X]

Title	Registration Number	Registration Date

Exhibit B

Patents

Please Check Box if No Patents Exist [X]

Title	Serial/ Patent Number	Application/ Issue Date

Exhibit C

Trademarks

Please Check Box if No Trademarks Exist [  ]

Description	Serial / Registration Number	Application /Registration Date

PRECISION ENGAGE	4440201	November 26, 2013
THE MOST TRUSTED NAME IN MARKET RESEARCH	4081532	January 3, 2012
PRECISION ONLINE	4085430	January 10, 2012
PRECISION OPINION	4085426	January 10, 2012
FOCUS+	85421866	*
PRECISION OPINION ONLINE	85354148	*
	85348979	*

* Indicates dead, abandoned or cancelled trademark